EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

     a) CoStar Realty Information, Inc., a Delaware corporation

     b) CoStar Limited, a U.K. company

     c) CoStar UK Limited, a U.K. company

d) Grecam S.A.S., a France Societée par Actions Simplifiée

e) CoStar Portfolio Strategy, LLC, a Delaware limited liability company

f) Property and Portfolio Research Ltd., a U.K. company

g) CoStar Realty Information Canada Ltd., a British Columbia company

h) CoStar International LLC., a Delaware limited liability company

i) CoStar Field Research, LLC, a Delaware limited liability company

j) Realla Ltd., a U.K. company

k) CoStar Europe Ltd., a U.K. company

l) CoStar España, S.L., a Spanish company

m) Thomas Daily GmbH, a German company

n) Off Campus Partners, a Delaware limited liability company

o) STR, LLC, a Delaware limited liability company

p) STR Global Ltd., a UK company

q) The Screening Pros, LLC, a California limited liability company

r) STR Global Singapore Private Limited

s) STR Germany GmbH

EXHIBIT 21.1

t) STR Benchmarking Solutions (Beijing) Co., Ltd.

u) Cozy Services, LLC., a Delaware limited liability company

v) Cozy Insurance Services, LLC, a Florida limited liability company

w) STR Global Iberica, S.L.

x) STR Columbia SAS

y) LJ Research Ltd.

z) STR Australia Pty Ltd.